EXHIBIT 10.10

                          CHANGE IN TERMS AGREEMENT

Principal Amount:  $3,000,000.00
Initial Rate:  3.389%
Date of Agreement:  November 12, 2002

DESCRIPTION OF EXISTING INDEBTEDNESS.  This is a renewal of 0955169868-
0000061660.

DESCRIPTION OF COLLATERAL. Borrower acknowledges this loan is secured by a Blanket Lien on All Business Assets, including but not limited to, Accounts Receivable; Chattel Paper; Contracts; Contract Rights; Documents; Equipment; Fixtures; General Intangibles; Instruments; Inventory; Rights as Seller of Goods and Rights to Returned or Repossessed Goods; Furniture; Patents; Trademarks; Licenses (including licenses on patents and trademarks); Leasehold Improvements; Partnership Interests or Joint Ventures; All records Pertaining To Any of the Collateral Listed Above.

DESCRIPTION OF CHANGE IN TERMS. Extend Maturity Date to December 14, 2004; All other terms and conditions shall remain the same.

PROMISE TO PAY. TECHNOLOGY RESEARCH CORPORATION; and TECHNOLOGY RESEARCH CORPORATION/HONDURAS. S.A. de C.V. (Borrower") jointly and severally promise to pay to SouthTrust Bank (Lender"), or order, in lawful money of the United States of America. the principal amount of Three Million & 00/100 Dollars ($3,000.000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid Interest on December 14, 2004. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning December 14, 2002, with all subsequent interest payments to be due on the same day of each month after that. Interest on this Agreement is computed on a 365/360 simple interest basis; that Is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Agreement is subject to change from time to time based on changes in an independent index which is the published thirty (30) day London Interbank Offered Rates ("LIBOR") (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. The interest rate change will not occur more often than each day. The frequency of the rate change is further defined below in paragraph titled "VARIABLE RATE CHANGE FREQUENCY. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 1.639% per annum. The interest rate to be applied to the unpaid principal balance of the Note will beat a rate of
1.750 percentage points over the Index, resulting in an initial rate of 3.389% per annum. N0TICE: Under no circumstances will the effective rate of interest on the Note be more than the maximum rate allowed by applicable law.


PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked "paid in full", "without recourse", or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender's rights under this Agreement, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes "payment in full" of the amount owed or that is tendered with other conditions or limitations or as full satisfaction p1 a disputed amount must be mailed or delivered to: SouthTrust Bank, Tampa Middle Market - H'Boro, Tampa, FL.

LATE CHARGE. If a payment is 10 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $10.00, whichever is greater.

INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender's option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal end such sum will bear interest therefrom until paid at the rate provided in this Agreement. Upon default, the total sum due under this Agreement will bear interest from the date of acceleration or maturity at the variable interest rate on this Agreement.

DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

Payment Default. Borrower fails to make any payment when due under the Indebtedness.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower's property or Borrower's ability to perform Borrower's obligations under this Agreement or any of the Related Documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower's behalf under this Agreement or the Related Documents is false or misleading in any materiel respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture, proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the Indebtedness. This includes a garnishment of any of Borrower's accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding anti if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty of the Indebtedness evidenced by this Note. In the event of a death, Lender, at its option, may, but shall not be required to, permit the guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure any Event of Default.

Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.

Adverse Change. A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Insecurity.  Lender in good faith believes itself insecure.

Cure Provisions. If any default, other than a default in payment is curable and if Borrower has not been given a notice of a breach of the same provision of this Agreement within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (l) cures the default within fifteen (15) days; or (2) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.


                          CHANGE IN TERMS AGREEMENT

Loan No: 0000061660             (Continued)                            Page 2


LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Agreement and all accrued unpaid interest immediately due, and then Borrower will pay that amount.

ATTORNEYS' FEES; EXPENSES. Lender may hire or pay someone else to help collect this Agreement if Borrower does not pay. Borrower will pay Lender the amount of these costs and expenses, which includes, subject to any limits under applicable law, Lender's reasonable attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including reasonable attorneys' fees and legal expanses for bankruptcy proceedings (including efforts to modify or vacate any auto $tic stay or injunction), and appeals. If not prohibited by applicable law. Borrower also will pay any court costs, in addition to all other sum provided by law.

JURY WAIVER. Lender and Borrower hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Borrower against the other. (Initial Here /s/ SJL)

GOVERNING LAW. This Agreement will be governed by, construed and enforced in accordance with federal law and the laws of the State of Florida. This Agreement has been accepted by Lender in the State of Florida.

RIGHT OF SETOFF. To the extant permitted by applicable law, Lender reserves a right of setoff in all Borrower's accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts. or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender's option, to administratively freeze all such accounts to allow Lender to protect Lender's charge and setoff rights provided in this paragraph.

COLLATERAL. Borrower acknowledges this Agreement is secured by any and all Commercial Security Agreements covering a Blanket Lien on All Business Assets.

LINE OF CREDIT. This Agreement evidences a revolving line of credit. Advances under this Agreement may be requested orally by Borrower or as provided in this paragraph. All oral requests shall be confirmed in writing on the day of the request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. The following persons currently are authorized to request advances and authorize payments under the line of credit until Lender receives from Borrower, at Lender's address shown above, written notice of revocation of their authority:
Scott J. Loucks, Chief Financial Officer of TECHNOLOGY RESEARCH CORPORATION: and Scott .J. Loucks, Secretary of TECHNOLOGY RESEARCH CORPORATION/HONDURAS, S.A. de C.V. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized parson or (B) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Agreement at any time may be evidenced by endorsements on this Agreement or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Agreement if:
(A) Borrower or any guarantor is in default under the terms of this Agreement or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Agreement: (B) Borrower or any guarantor ceases doing business on is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Agreement or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Agreement for purposes other than those authorized by Lender; or IEI Lender in good faith believes itself insecure.

CONTINUING VALIDITY. Except as expressly changed by this Agreement, the terms of the original obligation or obligations, including all agreements evidenced or securing the obligation(s), remain unchanged and in full force and effect. Consent by Lender to thus Agreement does not waive Lender's right to strict performance of the obligation(s) as changed, nor obligate Lender to make any future change in terms. Nothing in this Agreement will constitute a satisfaction of the obligation(s). It is the intention of Lender to retain as liable parties all makers and endorsers of the original obligation(s), including accommodation parties, unless a party is expressly released by Lender in writing. Any maker or endorser, including accommodation makers, will not be released by virtue of this Agreement. If any person who signed the original obligation does not sign this Agreement below, then all persons signing below acknowledge that this Agreement is given conditionally, based on the representation to Lender that the non-signing party consents to the changes and provisions of this Agreement or otherwise will not be released by it. This waiver applies not only to any initial extension, modification or release, but also to all such subsequent actions.

FINANCIAL STATEMENTS. Until this loan is paid in full, Borrower will furnish to Lender, as soon as available but in any event within 120 days after the end of each fiscal year, Borrower's balance sheet and statements of income, cash flows and changes in capital for the fiscal year just ended, setting forth in comparative form the corresponding figures for the prior year, together with accompanying schedules and footnotes. If the financial statements were compiled or certified by a public accountant, Borrower will also furnish Lender the accountant's letter accompanying the financial statements. Borrower will furnish to Lender, as soon as available but in any event within 30 days after the end of the first three quarters of Borrower's fiscal year, Borrower's balance sheet and profit and loss statement for the quarter just ended. All financial reports provided to Lender will be certified in writing by the chief executive officer, chief financial officer, managing partner or comparable financial officer of Borrower to be true and complete to the best of his or her knowledge and belief and to have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the financial statements previously furnished to Lender or, if not so prepared, setting forth the manner in which the financial statements depart therefrom. Borrower will furnish Lender, within 30 days after Lender's request therefore, a copy of the federal income tax return most recently filed by Borrower.

OBLIGATION TO DEVELOP BUSINESS PLAN. Before approving this loan, Lender required Borrower to furnish Lender with financial statements and other information concerning the financial history and future prospects of Borrower's business. Lender requested and reviewed that information solely to enable it to make a decision whether to extend credit. Borrower understands that Lender has not necessarily approved Borrower's business plan and has not undertaken any duty or obligation to advise Borrower on business matters now or in the future. Lender is not a financial or business advisor, and Borrower will not look to Lender for business advice. Lender's role is solely that of a Lender, and Borrower's relationship with Lender is that of debtor and creditor. Lender expressly disclaims any fiduciary or other duties or obligations to Borrower except those expressly provided in the written loan documents signed by Lender.

NO ORAL AGREEMENTS. Lender's agreement to lend, Borrower's obligation to repay the loan. and all other agreements between Lender and Borrower have been reduced to writing. This instrument and the other documents signed concurrently with it contain the entire agreement between Lender and Borrower. Any prior conversations and discussions that Lender or Borrower may have had concerning the transaction are not binding unless reflected in the written loan documents. Borrower acknowledges that the loan documents reflect everything the Lender has agreed to do or not to do in connection with this transaction.

COMMERCIAL PURPOSES. Borrower intends to use the loan proceeds solely for business or commercial related purposes and under no circumstances will such proceeds be used for personal, family or household purposes.

VARIABLE RATE FREQUENCY. The interest rate change will occur on the first business day of each month based on the index Rate for that day.

FURTHER ASSURANCE AND COMPLIANCE AGREEMENT. Borrower(s) arid Guarantor(s) agree to cooperate, adjust, initial, re-execute and re-deliver any and all closing documents, including but not limited to any notes, security documents and closing statements if deemed necessary of desirable in the sole discretion of the Bank in order to consummate or complete the Loan from the Bank to Borrower or to perfect the Bank's lien. Ills the intention of the Borrower that all documentation for the Loan shall be an accurate reflection of the Bank's requirements.

The Borrower(s) agree and covenant to assure that the Loan and documentation will conform to the Bank's requirements. The Bank is relying upon this agreement and the covenants contained herein in closing this transaction and funding the Loan to Borrower.

Bank shall have the right to bring suit to enforce the obligations incurred in connection with this Agreement, and in the event any suit is brought to enforce this Agreement, the Bank shall be entitled to recover from the Borrower(s) or Guarantor(s) all costs and expenses incurred, including a reasonable attorney fee.

PRIOR NOTE.  This is a renewal of 0955169868-61660.

SUCCESSORS AND ASSIGNS. Subject to any limitations stated in this Agreement on transfer of Borrower's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Borrower. Lender, without notice to Borrower, may deal With Borrower's successors with reference to this Agreement and the Indebtedness by way of forbearance or extension without releasing Borrower from the obligations of this Agreement or liability under the Indebtedness.

NOTIFY US OF INACCURATE INFORMATION WE REPORT TO CONSUMER REPORTING AGENCIES. Please notify us if we report any inaccurate information about your account(S) to a consumer reporting agency. Your written notice describing the specific inaccuracy(ies) Should be sent to us at the following address: SouthTrust Bank, Tampa Middle Market - H'Boro, Tampa, FL


                          CHANGE IN TERMS AGREEMENT

Loan No: 0000061660             (Continued)                            Page 3


MISCELLANEOUS PROVISIONS. If any part of this Agreement cannot be enforced, this fact will not affect the rest of the Agreement. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Florida (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. Lender may delay or forgo enforcing any of its rights or remedies under this Agreement without losing them. Each Borrower understands and agrees that, with or without notice to Borrower, Lender may with respect to any other Borrower (a) make one or more additional secured or unsecured loans or otherwise extend additional credit;
(b) alter, compromise, renew, extend, accelerate, or otherwise change one or more times the time for payment or other terms any indebtedness, including increases and decreases of the rate of interest on the indebtedness; (c) exchange, enforce, waive, subordinate, fail or decide not to perfect, and release any security, with or without the substitution of new collateral; (d) apply such security and direct the order or manner of sale thereof, including without limitation, any non-judicial sale permitted by the terms of the controlling security agreements, as Lender in its discretion may determine; (e) release, substitute, agree not to sue, or deal with any one or more of Borrower's sureties, endorsers, or other guarantors on any terms or in any manner Lender may choose; and (f) determine how, when and what application of payments and credits shall be made on any other indebtedness owing by such other Borrower. Borrower and any other person who signs, guarantees or endorses this Agreement, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Agreement, and unless otherwise expressly stated in writing, no party who signs this Agreement, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend )repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Agreement are joint and several.

PRIOR TO SIGNING THIS AGREEMENT, EACH BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS AGREEMENT, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. EACH BORROWER AGREES TO THE TERMS OF THE AGREEMENT.

CIT SIGNERS:



TECHNOLOGY RESEARCH CORPORATION


By:  /S/ Scott J.  Loucks
         Scott J Loucks, Chief Financial Officer of
         Technology Research Corporation



TECHNOLOGY RESEARCH CORPORATION, HONDURAS, SA. DE C.V.


By:  /S/ Scott J.  Loucks
         Scott J Loucks, Secretary of Technology
         Research Corporation/Honduras, S.A. de C.V.